SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                           NEOMEDIA TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:   N/A
                                                                        --------
     2)  Aggregate number of securities to which transaction applies:    N/A
                                                                     ---------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: N/A
                                                         -----
     5)  Total fee paid: N/A
                        -----
( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: N/A
                                -----
     2)  Form, Schedule, or Registration Statement No.: N/A
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     3)  Filing Party: N/A
                      -----
     4)  Date Filed: N/A
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

                           NEOMEDIA TECHNOLOGIES, INC.
                          2201 Second Street, Suite 600
                            Fort Myers, Florida 33901


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
                           BE HELD ON AUGUST 10, 2000
               --------------------------------------------------

To Our Stockholders:

The 2000 annual meeting of the stockholders of NeoMedia Technologies, Inc. will be held at The Radisson Hotel Lisle - Naperville, 3000 Warrenvillle Road, Lisle, Illinois 60532, on August 10, 2000, beginning at 9:30 a.m., Central Daylight Savings Time, for the following purposes:

1. To elect nine directors to hold office during the year following the annual meeting or until their successors are elected (Item No.1 on proxy card);

2. To approve an amendment to the Corporation's Certificate of Incorporation, implementing a staggered board of directors (Item No. 2 on proxy card);

3. To approve an amendment to the Corporation's Certificate of Incorporation, eliminating the right of shareholders to take action by written consent (Item No. 3 on proxy card);

4. To ratify the appointment of Arthur Andersen, LLP as independent auditors of the Corporation for 2000 (Item No. 4 on proxy card); and

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record of NeoMedia at the close of business on June 28, 2000 are entitled to receive notice of and to vote at the annual meeting, or any postponement or adjournment thereof.

--------------------------------------------------------------------------------
         PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF NEOMEDIA AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING ADMISSION TICKETS OR OTHER EVIDENCE OF OWNERSHIP. THE ADMISSION TICKET IS DETACHABLE FROM YOUR PROXY CARD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF NEOMEDIA STOCK TO GAIN ADMISSION TO THE MEETING.
--------------------------------------------------------------------------------




         BY ORDER OF THE BOARD OF DIRECTORS

July 6, 2000                                  __________________________________
Fort Myers, Florida                           William E. Fritz, Secretary

                             YOUR VOTE IS IMPORTANT

We hope you will attend the stockholders meeting. In order that there may be a proper representation at the meeting, stockholders are requested to vote their proxies. Please date, sign and promptly return the proxy in the enclosed envelope. Your proxy may be revoked by you at any time before it has been voted.

                           NEOMEDIA TECHNOLOGIES, INC.
                          2201 Second Street, Suite 600
                            Fort Myers, Florida 33901


                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                    to be held at 9:30 a.m., August 10, 2000


                                     GENERAL

         SOLICITATION OF PROXIES. This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Stockholders Meeting (the "Annual Meeting") of NeoMedia Technologies, Inc., a Delaware corporation ("NeoMedia"or the "Company"), to be held at the Radisson Hotel Lisle - Naperville, 3000 Warrenville Road, Lisle, Illinois 60532, August 10, 2000, beginning at 9:30 a.m. Central Daylight Savings Time, and at any postponements or adjournments thereof, for the purposes set forth herein. This proxy statement, the enclosed proxy and a copy of NeoMedia's Annual Report to Stockholders for the fiscal year ended December 31, 1999, are first being mailed on or about July 10, 2000, to stockholders of record.

         The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of NeoMedia.

         COSTS OF SOLICITATION. The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by NeoMedia. NeoMedia does not intend to solicit proxies otherwise than by use of the mail, but certain officers, directors and employees of NeoMedia, without additional compensation, may use their personal efforts, by telephone or otherwise, to solicit proxies.

         STOCKHOLDERS ENTITLED TO VOTE AND OUTSTANDING VOTING SHARES. Only stockholders of record at the close of business on June 28, 2000, are entitled to notice of the Annual Meeting and to vote the shares of common stock of NeoMedia held by them on that date at the meeting or any postponements or adjournments thereof. Each outstanding share is entitled to one vote on each matter to be voted upon. As of June 28, 2000, there were 14,413,384 shares of NeoMedia's common stock issued and outstanding.

         QUORUM AND VOTE REQUIRED FOR APPROVAL. One-third of the outstanding shares are required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. A simple majority of the shares present in person or by proxy at the Annual Meeting, at which a quorum is present, is required to elect directors and approve the Corporation's independent auditors. Votes may be cast by a stockholder in favor of the nominees or withheld. A majority of the shares entitled to vote at the Annual Meeting is required in order to approve amendments to the Corporation's Certificate of Incorporation to implement a staggered Board of Directors, and to eliminate the right of shareholders to take action by written consent. Abstentions and withheld votes will be counted for purposes of determining if a quorum is present and will have the same effect as votes against each matter. Broker non-votes (shares held of record by a broker for which a proxy is not given) will be counted for purposes of determining a quorum, and are shares not entitled to be voted and therefore will not be counted for purposes of determining the total number of votes on any matter considered at the meeting.

         VOTING AND REVOKING YOUR PROXY. A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by giving the Secretary of NeoMedia written notice of revocation, by submitting a later-dated proxy or by attending the annual meeting in person and requesting that the powers of the holders of such person's proxy be suspended. Without such request, a proxy previously granted will not be revoked. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If no choices are specified, properly executed proxies received prior to being voted will be voted "FOR" the nominees for directors contained in these proxy materials, "FOR" an amendment to NeoMedia's Certificate of Incorporation, implementing a staggered Board of Directors, "FOR" an amendment to NeoMedia's Certificate of Incorporation, eliminating the right of shareholders to take action by written consent, and "FOR" the appointment of Arthur Andersen, LLP as independent auditors of NeoMedia for 2000.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

         The election of NeoMedia's Board of Directors will take place at the Annual Meeting. The Board is proposing elsewhere in this Proxy Statement that an amendment to NeoMedia's Certificate of Incorporation be approved, whereby three classes of directors (Classes A, B, and C) shall be created (See Proposal Two of this Proxy Statement). If Proposal Two of this Proxy Statement relating to the adoption of the so-called "staggered" board of directors is approved, NeoMedia will have (i) three Class A directors, each of whom shall serve for a three year term after their election to the Board; (ii) three Class B directors, each of whom shall serve for an initial term of two years, and (iii) three Class C directors, each of whom shall serve for an initial term of one year. All Class A, Class B and Class C directors shall, upon any subsequent election or re-election, serve for a term of three years, until their successors have been duly elected and qualified. If Proposal Two of this Proxy Statement is not approved, there shall be no adoption of a staggered board, and consequently all of the following nine nominees, if elected, will serve on the Board for one-year terms, until their successors have been duly elected and qualified. All of the nominees are currently serving as directors of NeoMedia. If, for any reason, a nominee is unable to serve, the Board may designate a substitute nominee and, if this occurs, the persons named in the enclosed proxy may vote proxies that would otherwise be voted for all the named nominees for the election of such substitute nominee or nominees unless the Board, in its discretion, reduces the number of directors. The Board has no reason to believe that any of the nominees named below will be unable to serve.

Information Concerning Nominees

         The following is information concerning nominees for election as directors of NeoMedia.

Class A Nominees

         CHARLES W. FRITZ, age 43, is a founder of NeoMedia and has served as an officer (initially as President) and as a Director since its inception. On August 6, 1996, Mr. Fritz was appointed Chief Executive Officer and Chairman of the Board of Directors. Mr. Fritz is currently a member of the Compensation Committee. Prior to founding NeoMedia, Mr. Fritz was an Account Executive with IBM Corporation from 1986 to 1988, Director of Marketing and Strategic Alliances for the Information Consulting Group from 1988-1989, and a Consultant for McKinsey & Company. Mr. Fritz holds an M.B.A. from Rollins College and a B.A. in finance from the University of Florida. Mr. Fritz is the son of William E. Fritz, a Director of NeoMedia, and its Secretary.

         WILLIAM E. FRITZ, age 69, is a founder of NeoMedia and has served as Secretary and Director since its inception. Mr. Fritz also served as Treasurer of NeoMedia from its inception until May 1, 1996. Mr. Fritz, who has over thirty-two years in establishing and operating privately owned companies, currently is, and for at least the past ten years has been, an officer and either the sole stockholder or a majority stockholder, of G.T. Enterprises, Inc. (formerly Gen-Tech, Inc.), D.M., Inc. (formerly Dev-Mark, Inc.) and EDSCO, three railroad freight car equipment manufacturing companies. Mr. Fritz holds a B.S.M.E. and a Bachelor of Naval Science degree from the University of Wisconsin. Mr. Fritz is the father of Charles W. Fritz, NeoMedia's Chief Executive Officer and Chairman of the Board.

         ROBERT T. DURST, JR., age 47, has been Chief Technical Officer and Executive Vice-President since July 21, 1997. Mr. Durst has been a Director since August 6, 1996. Prior to joining NeoMedia, Mr. Durst held management positions with Symbol Technologies, Inc., Bohemia, New York, from February, 1992 to March, 1996 where, among other things, he worked extensively on two dimensional bar code technology. From March, 1986 to February, 1992, Mr. Durst was employed as a Technical Director by Pitney Bowes, Inc., Stamford, Connecticut. Mr. Durst holds an M.A. in Cognitive Psychology from the University of Illinois and a B.A. from Allegheny College.

Class B Nominees

         WILLIAM F. GOINS, age 58, has been President and Chief Operating Officer since August 1, 1999. Mr. Goins has been a director since October 21, 1999. Prior to joining NeoMedia, Mr. Goins worked as a consultant for a variety of companies. Mr. Goins held the positions of Vice President of Sales for Moore Document Solutions from June 1996, to August 1997. Mr. Goins was the Chief Operating Officer from January 1995, to November 1995, for Education Alternatives, Inc., a corporate alliance providing turnkey services to public and private schools. Mr. Goins held various positions during his 16 years at Xerox Corporation, including the President of Integrated Systems Operations for Xerox Corporation from 1992 to 1994. Mr. Goins holds a B.S. from Morgan State University.

         JAMES J. KEIL, age 72, has been a Director of NeoMedia since August 6, 1996. Mr. Keil currently is a member of the Compensation Committee, the Stock Option Committee and the Audit Committee. He is founder and president of Keil & Keil Associates, a business and marketing consulting firm located in Washington, D.C., specializing in marketing, sales, and document applications technology projects. Prior to forming Keil & Keil Associates in 1990, Mr. Keil worked for approximately 38 years at IBM Corporation and Xerox Corporation in various marketing, sales and senior executive positions. From 1989-1995, Mr. Keil was on the Board of Directors of Elixir Technologies Corporation (a non-public corporation), and from 1990-1992 was the Chairman of its Board of Directors. From 1992-1996, Mr. Keil served on the Board of Directors of Document Sciences Corporation. Mr. Keil holds a B.S. degree from the University of Dayton.

         JOHN A. LOPIANO, age 61, has been a director of NeoMedia since July 29, 1998 and is currently a member of the Audit Committee and the Compensation Committee. Mr. Lopiano recently retired as Senior Vice President of Xerox Corporation and President of its Production Systems Group. Prior to joining Xerox in April, 1990, Mr. Lopiano was employed for approximately 25 years by IBM Corporation, serving in various management, marketing and product development positions. Mr. Lopiano holds a B.S. degree from the United States Military Academy and a Master of Business Administration from New York University. Mr. Lopiano served as a member of Xerox's Operations Committee, Management Audit Committee, The Xerox Foundation and the Business Development Forum (of which he is a co-chairman). In addition, since July, 1995, Mr. Lopiano has been a trustee of the Rochester Institute of Technology, Rochester, New York, and is currently chairman of its Education Committee. Since March 1998, Mr. Lopiano has been a director of Interleaf, Inc., a company listed on the Nasdaq National Market System.

Class C Nominees

         CHARLES T. JENSEN, age 56, has been Chief Financial Officer, Treasurer and Vice President of NeoMedia since May 1, 1996. Mr. Jensen has been a Director since August 6, 1996, and currently is a member of the Compensation Committee. Prior to joining NeoMedia in November 1995, Mr. Jensen, who has over 27 years of audit, finance and business experience, including audit experience with Price Waterhouse & Co., was Chief Financial Officer of Jack M. Berry, Inc., a Florida corporation which grows and processes citrus products, from December 1994, to October 1995, and at Viking Range Corporation, a Mississippi corporation which manufactures gas ranges, from November 1993, to December 1994. From December, 1992 to February, 1994, Mr. Jensen was Treasurer of Lin Jensen, Inc., a Virginia corporation specializing in ladies clothing and accessories. Prior to that, from January, 1982 to March, 1993, Mr. Jensen was Controller and Vice-President of Finance of The Pinkerton Tobacco Co., a tobacco manufacturer. Mr. Jensen holds a B.B.A. in accounting from Western Michigan University and is a Certified Public Accountant.

         A. HAYES BARCLAY, age 69, has been a Director of NeoMedia since August 6, 1996, and currently is a member of the Stock Option Committee and the Audit Committee. Mr. Barclay has practiced law for approximately 36 years and since 1967, has been an officer, owner and employee of the law firm of Barclay & Damisch, Ltd. and its predecessor, with offices in Chicago, Wheaton and Arlington Heights, Illinois. Mr. Barclay holds a B.A. degree from Wheaton College, a B.S. from the University of Illinois and a J.D. from the Illinois Institute of Technology - Chicago Kent College of Law.

         PAUL REECE, age 63, has been a Director of NeoMedia since August 6, 1996, and currently is a member of the Compensation Committee. From 1987 until 1995, when he retired from Pitney Bowes, Inc., Stamford, Connecticut, Mr. Reece served at various times as its Vice-President of Operations and Technology Division, Vice-President of Technical Systems and Advanced Products and Vice-President of Corporate Engineering and Technology. Prior to joining Pitney Bowes, Inc., Mr. Reece worked for 19 years at General Electric Company in various technical, marketing and engineering positions. Mr. Reece holds a B.S., M.S. and PhD. in electronics and engineering from the University of Manchester, England.

         If Proposal Two of this Proxy Statement is approved, three of NeoMedia's directors shall be elected on an annual basis. Each such director of NeoMedia shall hold office for an initial term as described previously in this Proposal One, until the next appropriate annual meeting of the shareholders or until that director's successor has been elected and qualified or until the earlier of death or resignation. If Proposal Two of this Proxy Statement is not approved, all directors shall be elected on an annual basis, each to hold office until the next annual meeting of shareholders or until that director's successor has been elected and qualified or until the earlier of death or resignation. At present, NeoMedia's by-laws provide for not less than one director nor more than nine. Currently, there are nine directors and nine individuals have been nominated for election to the Board. NeoMedia's by-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. From January 1, 1999, through December 31, 1999, NeoMedia held seven directors' meetings. During the fiscal year ended December 31, 1999, all incumbent directors attended more than seventy-five percent of the combined total of meetings of the Board and the Committees on which they served during 1999.

         NeoMedia has agreed, for a period of four years from November 25, 1996, if so requested by Joseph Charles & Associates, Inc. ("Joseph Charles"), the representative of the several underwriters of NeoMedia's initial public offering, to nominate a designee of Joseph Charles as a director of NeoMedia.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTOR. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

Stock Ownership of Directors and Executive Officers and Others

       The following table sets forth certain information regarding beneficial ownership of NeoMedia's common stock as of June 15, 2000, (i) by each person or entity known by NeoMedia to own beneficially more than five percent of NeoMedia's Common Stock, (ii) by each of NeoMedia's directors and nominees,
(iii) by each executive officer of NeoMedia named in the Summary Compensation Table and (iv) by all executive officers and directors of NeoMedia as a group.

                                                       Amount and Nature of
Name of Beneficial Owner                               Beneficial Ownership(1)           Percent of Class(1)
------------------------                               -----------------------           -------------------
Charles W. Fritz(2)(3)............................              2,296,969                           16.0%

Fritz Family Limited Partnership(2)(4)............              1,511,742                           10.5%

Chandler T. Fritz 1994 Trust(2)(5)(6) ............                 58,489                              *

Charles W. Fritz 1994 Trust(2)(5)(7) .............                 58,489                              *

Debra F. Schiafone 1994 Trust(2)(5)(8)............                 53,489                              *

William and Edna Fritz(4)(5)......................                175,752                            1.2%

Charles T. Jensen(2)(10)..........................                222,886                            1.6%

William Goins(2)(9)...............................                 60,000                              *

John Lopiano(11)..................................                 85,000                              *

Robert T. Durst, Jr.(2)(9)........................                257,657                            1.8%

A. Hayes Barclay(12)(14) .........................                 74,000                              *

James J. Keil(13)(15).............................                100,000                              *

Paul Reece(9)(16) ................................                 75,000                              *

All executive officers and
  directors as a group (9 persons)(17)............              4,859,006                           33.8%

------------------------------------------------------------
* less than one percent of issued and outstanding shares of Common Stock of NeoMedia

                       (footnotes continued on next page)

1. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Options to purchase shares of Common Stock currently exercisable or exercisable within sixty days of June 15, 2000 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to the knowledge of NeoMedia, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

2.                c/o NeoMedia Technologies, Inc.
                  2201 Second Street, Suite 600
                  Fort Myers, FL  33901

3. Mr. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act of 1933, as amended. Shares beneficially owned include (i) 400 shares of Common Stock (100 shares owned by each of Mr. Fritz's four minor children for an aggregate of 400 shares), (ii) 414,000 shares of Common Stock issuable upon exercise of two separate warrants to purchase Common Stock which are currently exercisable, and (iii) 340,000 shares of common stock issuable upon exercise of options granted under NeoMedia's 1998 Employee Stock Option Plan.

4. William E. Fritz, Secretary of NeoMedia, and his wife, Edna Fritz, are the general partners of the Fritz Family Limited Partnership and therefore each are deemed to be the beneficial owner of the 1,511,742 shares held in the Fritz Family Partnership. As Trustee of each of the Chandler R. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, William E. Fritz is deemed to be the beneficial owner of the shares of NeoMedia held in each trust. Accordingly, Mr. William E. Fritz is deemed to be the beneficial owner of an aggregate of 1,857,961 shares (170,467 of which as a result of being trustee of the Chandler T. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra
         F. Schiafone 1994 Trust, 1,511,742 shares as a result of being co-general partner of the Fritz Family Partnership, 138,229 shares owned by Mr. Fritz or his spouse, 12,523 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse and 25,000 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse). Mr. William E. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act.

5. William E. Fritz is the Trustee of this Trust and therefore is deemed to be the beneficial owner of such shares.

6. Chandler T. Fritz, son of William E. Fritz, is primary beneficiary of this trust.

7. Charles W. Fritz, son of William E. Fritz and President and Chief Executive Officer of NeoMedia, is primary beneficiary of this trust.

8. Debra F. Schiafone, daughter of William E. Fritz, is primary beneficiary of this trust.

9. Represents options granted under NeoMedia's 1996 and 1998 Stock Option Plans which are currently exercisable.

10. Includes 221,386 shares of common stock issueable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans.

11. Includes 84,000 shares of common stock issueable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans.

                       (footnotes continued on next page)

12. Includes 69,000 shares of common stock issueable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans.

13. Includes 44,000 shares of common stock issueable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans.

14.               c/o Barclay & Damisch Ltd.
                  115 West Wesley Street
                  Wheaton, IL  60187

15.               c/o Keil & Keil Associates
                  733 15th Street, N.W.
                  Washington, DC  20005

16.               c/o 380 Gulf of Mexico Drive
                  Long Boat Key, FL  34228

17. Includes an aggregate of 1,176,043 currently exercisable options to purchase shares of Common Stock granted under NeoMedia's 1996 Stock Option Plan and 1998 Stock Option Plan and 426,523 currently exercisable warrants to purchase shares of Common Stock.

Committees of the Board of Directors

         NeoMedia's Board of Directors has an Audit Committee, Compensation Committee and a Stock Option Committee. The Board of Directors does not have a standing Nominating Committee.

         Audit Committee. Until February 19, 1998, NeoMedia's Board of Directors acted as the Audit Committee, which is responsible for nominating NeoMedia's independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with NeoMedia's independent accountants, and reviewing the financial statements, audit practices and internal controls of NeoMedia. On February 19, 1998, the Board of Directors elected James J. Keil, A. Hayes Barclay and Charles T. Jensen to be the sole members of the Audit Committee, which now is composed of a majority of non-employee directors. On December 10, 1999 the Board of Directors elected John A. Lopiano to replace Charles T. Jensen on the Audit Committee. During 1999, the Audit Committee held three meetings.

         Compensation Committee. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of NeoMedia to the Board of Directors and for administering NeoMedia's Incentive Plan for Management. Charles W. Fritz, Charles T. Jensen, James J. Keil and Paul Reece are the current members of NeoMedia's Compensation Committee. On July 12, 1999, the Board of Directors also elected John A. Lopiano to serve on this committee. During 1999, the Compensation Committee held three meetings.

         Stock Option Committee. The Stock Option Committee, which is comprised of non-employee directors, is responsible for administering NeoMedia's Stock Option Plans. A. Hayes Barclay and James J. Keil are the current members of NeoMedia's Stock Option Committee. During 1999, the Stock Option Committee held six meetings.

         During 1999, all directors attended at least 75% of the combined total meetings of the Board and Committees on which they served.

Compensation of Directors

         Directors are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. Until February 19, 1998, non-employee directors received options to purchase 3,000 shares of NeoMedia's common stock under the 1996 Stock Option Plan upon election as a director and received additional options to purchase 1,000 shares of NeoMedia's common stock under the 1996 Stock Option Plan as of the date of each annual meeting at which such person is re-elected and continues to serve as a director. On February 19, 1998, the Board of Directors approved the payment to non-employee directors of director fees of $2,000 per meeting attended and approved the granting to the non-employee directors of options to purchase 14,000 shares of NeoMedia's common stock under the 1998 Stock Option Plan. Upon election or re-election as a director, non-employee directors will now receive options to purchase 15,000 shares of NeoMedia's common stock under the 1998 Stock Option Plan. NeoMedia anticipates that the Board of Directors will meet at least five times a year. Effective October 27, 1998, a resolution was passed to grant 3,000 stock options to each non-employee director in lieu of the $2,000 director fee per meeting. These options are immediately vested. On August 12, 1999, the board of Directors passed a resolution granting non-employee directors the choice between a director fee of $2,000 or options to purchase 3,000 shares of NeoMedia's common stock under the 1998 Stock Option Plan. These options are immediately vested.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the compensation paid to (i) NeoMedia's Chief Executive Officer and (ii) each of NeoMedia's four other executive officers who received aggregate cash compensation in excess of $100,000 for services rendered to NeoMedia (collectively, "the Named Executive Officers") during the years ended December 31, 1999, 1998 and 1997:


                           Summary Compensation Table
                                                                                                Long-term
                                                    Annual Compensation(1)                     Compensation
                              -----------------------------------------------------     -------------------------
                                                                                          Securities
                                                            Other                           Under-
                                                           Annual                            lying     All other
   Name and                                                Compen-                        Warrants/      Compen-
Principal Position             Year           Salary       sation            Bonus         Options       sation
------------------             ----           ------      ----------         -----       ----------      ------
Charles W. Fritz               1999         $ 250,000        -----           -----       400,000(3)     $ 84,914(7)
 Chief Executive Officer       1998           250,000        -----           -----       400,000(3)       58,820(7)
                               1997           181,334        -----           -----       300,000(2)       11,859(7)

Charles T. Jensen              1999         $ 150,000        -----           -----       180,000(3)     $ 42,712(7)
 Chief Financial Officer,      1998           150,000        -----           -----       180,000(3)       38,613(7)
 Vice-President and            1997           117,333        -----                                        21,569(7)
 Treasurer

Robert T. Durst, Jr.           1999         $ 170,000                                    210,000(3)     $ 13,876(7)
 Executive Vice-President      1998           170,000        -----           -----       180,000(3)       13,428(7)
 and Chief Technical Officer   1997           150,498     $ 15,713(4)        -----         -----          15,004(7)

James Marshall(9)              1999         $ 122,250        -----        $12,000(6)       -----         $ 6,063(8)
 Executive Vice-President -    1998           163,000        -----        $28,960(6)     230,000(3)        2,578(8)
 Sales and Marketing           1997(5)        -----          -----           -----         -----         -----


William F. Goins               1999          $ 75,000     $ 25,000(10)                   200,000(3)        $ 625(8)
 President and Chief           1998(5)        -----          -----           -----         -----         -----
 Operating Officer             1997(5)        -----          -----           -----         -----         -----

--------------------------------------------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the Named Executive Officer for such year.
 (2) Represents a warrant, exercisable for a period of five years commencing December 11, 1997, to purchase up to 300,000 shares of Common Stock at an exercise price of $7.875.
 (3)     Represents options granted under NeoMedia's 1998 Stock Option Plan.
 (4)     Represents relocation expenses.
 (5)     Was not employed by NeoMedia during this year.
 (6)     Represents sales bonus paid.
 (7) Includes life insurance premiums where policy benefits are payable to beneficiary of the Named Executive Officer, automobile expenses attributable to personal use and the corresponding income tax effects.
 (8) Automobile expenses attributable to personal use and the corresponding income tax effects.
 (9)     Mr. Marshall resigned his employment from NeoMedia effective June 30,
         1999.
(10)     Represents sign-on bonus.

Employment Agreements

         NeoMedia has entered into five year employment agreements ending April 30, 2001, with each of Charles W. Fritz, its Chief Executive Officer and Chairman of the Board of Directors, and Charles T. Jensen, its Vice President, Chief Financial Officer and Treasurer, and with Robert T. Durst, Jr., its Executive Vice-President and Chief Technical Officer, ending March 31, 2001. The employment agreements for Messrs. Fritz, Durst and Jensen provide for an annual salary of $170,000, $140,000 and $110,000, respectively, subject to annual review by the Board of Directors which may increase but not decrease such salary, and participation in all benefits and plans available to executive employees of NeoMedia. Effective as of January 1, 1998, the Board of Directors increased the annual salary of Messrs. Fritz, Durst and Jensen to $250,000, $170,000 and $150,000, respectively. In addition, during 1998, the Board of Directors granted to Messrs. Fritz, Durst and Jensen options to purchase 400,000, 180,000 and 180,000, respectively, shares of NeoMedia common stock under the 1998 Stock Option Plan. During 1999, the Board of Directors granted to Messrs. Fritz, Durst and Jensen options to purchase 400,000, 210,000 and 180,000, respectively, shares of NeoMedia common stock under the 1998 Stock Option Plan.

         During 1999, NeoMedia entered into a one-year employment agreement ending July 31, 2000, with William F. Goins, its President and Chief Operating Officer. The agreement provides for an annual salary of $180,000, subject to periodic review by the Board of Directors which may increase but not decrease such salary, and participation in all benefits and plans available to executive employees of NeoMedia. In addition, during 1999, the Board of Directors granted to Mr. Goins options to purchase 200,000 shares of NeoMedia common stock under the 1998 Stock Option Plan.

         Each employment agreement terminates upon the employee's death or retirement, and may be terminated by NeoMedia upon the employee's total disability, as defined in the agreement, or for cause which is defined, among other things, as the willful failure to perform duties, embezzlement, or conviction of a felony. In addition, Messrs. Fritz, Durst and Jensen participate in a special insurance disability plan and receive life insurance benefits not generally offered to other employees and are also entitled to certain severance benefits. These severance benefits vary depending upon the reason for termination and whether there has been a change in control of NeoMedia. If termination occurs by NeoMedia (except for cause or total disability) or by the employee for good reason, as defined in the employment agreement, the agreement provides that NeoMedia will pay to the terminated employee (i) his salary through the date of termination, (ii) any deferred and unpaid amounts due under NeoMedia's Incentive Plan for Management, (ii) any accrued deferred compensation, (iv) an amount equal to two times the sum of his annual base salary plus his highest incentive compensation for the last two years, (v) unpaid incentive compensation including a pro-rata amount of contingent incentive compensation for uncompleted periods, (vi) in lieu of any stock options granted whether under NeoMedia's Stock Option Plans or otherwise (which are canceled upon the following payment), a cash amount equal to the aggregate spread between the exercise prices of all options held at such time by such terminated employee and the higher of the highest bid price of the common stock during the twelve months immediately preceding the date of termination, or the highest price per share of common stock actually paid in connection with any change in control (as defined in the employment agreement) of NeoMedia, provided that such payments do not violate the provisions of any option or the 1996 Stock Option Plan or other plan then in effect, (vii) an amount equal to any taxes payable on these payments,
(viii) all relocation expenses if the terminated employee moves his principal residence more than 50 miles within one year from the date of termination, and
(ix) all legal fees and expenses incurred as a result of the termination. In addition, unless termination is for cause, NeoMedia must continue to fund through the terminated employee's normal retirement age any key man insurance that is in effect on the date of termination, maintain in effect for the benefit of the terminated employee all employee benefit plans, programs, or arrangements in effect immediately prior to the date of termination. If the terminated employee's continued participation under such plan and programs is not allowable, NeoMedia is obligated to provide him with similar benefits. Each employment agreement provides that services may be performed for companies, other entities, and individuals (whether or not affiliated with NeoMedia) provided that the performance of such service does not prevent the employee from attending to the affairs of NeoMedia, and such companies are not in competition with NeoMedia. The employment agreements of Messrs. Fritz and Durst contain provisions prohibiting their competing with NeoMedia both during and, depending upon the reason for such termination, for one year following the termination of their employment.

Incentive Plan for Management

         Effective as of January 1, 1996, NeoMedia adopted an Annual Incentive Plan for Management ("Incentive Plan"), which provides for annual cash bonuses to eligible employees based upon the attainment of certain corporate and individual performance goals during the year. The Incentive Plan is designed to provide additional incentive to NeoMedia's management to achieve these growth and profitability goals. Participation in the Incentive Plan is limited to those employees holding positions assigned to incentive eligible salary grades and whose participation is authorized by NeoMedia's Compensation Committee which administers the Incentive Plan, including determination of employees eligible for participation or exclusion. The Board of Directors can amend, modify or terminate the Incentive Plan for the next plan year at any time prior to the commencement of such next plan year.

         To be eligible for consideration for inclusion in the Incentive Plan, an employee must be on NeoMedia's payroll for the last three months of the year involved. Death, total and permanent disability or retirement are exceptions to such minimum employment, and awards in such cases are granted on a pro-rata basis. In addition, where employment is terminated due to job elimination, a pro rata award may be considered. Employees who voluntarily terminate their employment, or who are terminated by NeoMedia for unacceptable performance, prior to the end of the year are not eligible to participate in the Incentive Plan. All awards are subject to any governmental regulations in effect at the time of payment.

         Performance goals are determined for both NeoMedia's and the employee's performance during the year, and if performance goals are attained, eligible employees are entitled to an award based upon a specified percentage of their base salary.

         Bonuses in the amount of $151,000 were earned by employees pursuant to the Incentive Plan for Management for the year ended December 31, 1999. However, no bonuses were paid to NeoMedia's executive officers during 1999. No bonuses were paid to or earned by employees for the year ended December 31, 1998.



Stock Option Plans

         Effective as of February 1, 1996 (and amended and restated effective July 18, 1996 and further amended through November 18, 1996), NeoMedia adopted its 1996 Stock Option Plan ("1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the granting of non-qualified stock options and "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and provides for the issuance of a maximum of 1,500,000 shares of common stock. All 1,500,000 options were granted under NeoMedia's 1996 Stock Option Plan.

         Effective March 27, 1998, NeoMedia adopted its 1998 Stock Option Plan ("1998 Stock Option Plan"). The 1998 Stock Option Plan provides for the granting of non-qualified stock options and provides for the issuance of a maximum of 8,000,000 shares of common stock.

401(k) Plan

         NeoMedia maintains a 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). All employees of NeoMedia who are 21 years of age and who have completed three months of service are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 20% of such participant's pre-tax salary (up to a statutorily prescribed annual limit, which is $10,000 for 1999) to the 401(k) Plan, although the percentage elected by certain highly compensated participants may be required to be lower. All amounts contributed to the 401(k) Plan by employee participants and earnings on these contributions are fully vested at all times. The 401(k) Plan also provides for matching and discretionary contributions by NeoMedia. To date, NeoMedia has not made any such contributions.

Options Granted in the Last Fiscal Year

         The following presents certain information on stock options for the Named Executive Officers for the year ended December 31, 1999:

                                   Number of
                                   Securities          % of Total
                                   Underlying          Options
                                   Options             Granted to                Exercise            Expiration
Name                               Granted(1)          Employees                  Price                 Date
----                               ----------          ---------                  -----                 ----
Charles W. Fritz                   200,000             11.6%                      $3.63               02/25/09
                                   200,000             11.6%                      $5.13               10/21/09

Charles T. Jensen                  90,000              5.2%                       $3.63               2/25/09
                                   90,000              5.2%                       $5.13               10/21/09

Robert T. Durst, Jr.               90,000              5.2%                       $3.63               02/25/09
                                   120,000             7.0%                       $5.13               10/21/09

William Goins                      100,000             5.8%                       $7.81               08/02/09
                                   100,000             5.8%                       $5.13               10/21/09

--------------------------------------------------------
(1)      Options granted under the 1998 Stock Option Plan.

               Aggregate Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Options/SAR Values

         The following table sets forth options exercised by NeoMedia Named Executive Officers during fiscal 1999, and the number and value of all unexercised options at fiscal year end.

                                                                    Number of                    Value of
                                                                   Unexercised                  Unexercised
                                                                   Securities                  In-the-Money
                             Shares                          Underlying Options/SARs          Options/SARs at
                            Acquired          Value           at December 31, 1999         December 31, 1999(1)
Name                       on Exercise       Realized    Exercisable    Unexercisable   Exercisable  Unexercisable
----                       -----------       --------    -----------    -------------   -----------  -------------

Charles W. Fritz(2)           -----           -----       654,000              560,000  $ 203,400        $ 417,600

Charles T. Jensen               1,000          $  840     196,386              252,000  $ 441,029        $ 187,920

Robert T. Durst, Jr.           25,000        $ 21,000     242,657              276,000  $ 594,579        $ 187,920

William Goins                 -----           -----        40,000              160,000  $  -----         $  -----

James Marshall(3)              36,000       $ 118,050      -----                -----   $  -----         $  -----

-----------------------------------------
(1) The value of the in the money options is calculated by the difference between the market price of the stock at December 31, 1999 and the exercise price of the options.

(2)  Includes stock options and warrants.

(3) Mr. Marshall resigned his employment with NeoMedia effective June 30, 1999. As of that date, all unexercised options terminated.

Related Party Transactions

         In November 1996, NeoMedia entered into a lease with a William E. Fritz whereby Mr. Fritz leased to NeoMedia an exhibition booth which cost $85,435. Rental payments on the booth totaled $31,000 during 1999. The lease is for 36 months with monthly payments of $2,858. The lease expired in 1999.

         In December 1998, the Company issued 30,000 options to buy shares of the Company's common stock to John Lopiano at a price of $2.00 per share for consulting services rendered.

         In January 1999, Edna Fritz, spouse of William Fritz, purchased 82,372 shares of the Company's Common Stock from NeoMedia at a price of $3.03 per share. In connection with this purchase, Mrs. Fritz received warrants to purchase up to 8,237 shares at a price of $3.04 per share.

         In January 1999, William Fritz purchased 42,857 shares of the Company's Common Stock from NeoMedia at a price of $3.50 per share. In connection with this purchase, Mr. Fritz received warrants to purchase up to 4,286 shares at a price of $3.50 per share.

     During each of the years ended December 31, 1999 and 1998, NeoMedia leased office and residential facilities from Chas Fritz for rental payments totaling $13,000.

     In July 1999, the Company paid professional fees in the amount of $73,000 to James J. Keil for services related to the recruitment of NeoMedia's President and Chief Operating Officer and one sales representative.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires NeoMedia's officers and directors, and persons who own more than ten percent of a registered class of NeoMedia's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ SmallCap Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish NeoMedia with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to NeoMedia, NeoMedia believes that during 1999 all Section 16(a) filing requirements applicable to NeoMedia's officers, directors and ten percent beneficial owners were complied with.

                       PROPOSAL TWO - IMPLEMENTATION OF A
                          STAGGERED BOARD OF DIRECTORS

         NeoMedia's Board of Directors has approved and recommends that the shareholders approve an amendment to NeoMedia's Certificate of Incorporation, whereby three separate classes of directors shall be created (See the proposed Certificate of Amendment to NeoMedia's Certificate of Incorporation, attached to this Proxy Statement as Appendix A). The three classes of directors shall be called Class A, Class B and Class C Directors, each such class consisting of three individual directors. The proposed Certificate of Amendment provides that Class A directors shall serve on NeoMedia's Board of Directors for an initial term of three years; Class B directors shall serve on NeoMedia's Board of Directors for an initial term of two years and Class C directors shall serve on NeoMedia's Board of Directors for an initial term of one year. The proposed Certificate of Amendment further provides that all Class A, Class B and Class C directors shall, upon any subsequent election or re-election, serve for a term of three years, until their successors have been duly elected and qualified. Thus, if this proposal to implement a staggered board of directors is approved by NeoMedia's shareholders, three of NeoMedia's directors would be elected henceforth on an annual basis (at NeoMedia's Annual Meeting of Shareholders), each such director to serve for a three year term.

         NeoMedia's Board of Directors believe that by staggering the Corporation's Board of Directors in the foregoing manner, unwanted takeover attempts would become more difficult to effectuate in that it would not be possible to have a sudden, significant change in the management of the Corporation, despite any sudden change in shareholdings. If approved, the implementation of a staggered board of directors would also result in shareholders only being able to remove an existing director for cause (pursuant to Delaware law), thus limiting an unwanted acquirer's ability to vote out current Board members in favor of its own representation and thereby contributing to the overall consistency of the management of the Corporation.

         If the Shareholders of NeoMedia do not approve of the implementation of a staggered Board of Directors, all directors would continue to serve one year terms, until their successors have been duly elected (at NeoMedia's Annual Meeting of Shareholders) and qualified, and Neomedia's Certificate of Incorporation will not be amended to provide for a staggered board.

         THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS THAT YOU VOTE "FOR" AN AMENDMENT TO NEOMEDIA'S CERTIFICATE OF INCORPORAITON, TO IMPLEMENT A STAGGERED BOARD OF DIRECTORS.

            PROPOSAL THREE - ELIMINATION OF THE RIGHT OF SHAREHOLDERS
                        TO TAKE ACTION BY WRITTEN CONSENT

         NeoMedia's Board of Directors has approved of an amendment of NeoMedia's Certificate of Incorporation, to eliminate the right of shareholders to take action by written consent. (See Appendix A). Presently, any action required by Delaware law to be taken at any special or annual meeting of NeoMedia's shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of NeoMedia's outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         The Board of Directors believes that the advantages of eliminating the right of shareholders to take action by written consent far outweigh the disadvantages of the same. The principal disadvantage of eliminating the ability of shareholders to take action by written consent concerns the practical and administrative inconveniences and additional costs inherent in the necessity of calling a special meeting of shareholders if the Board wishes to have an action approved by shareholders between annual meetings, versus the simpler and less costly method of seeking said shareholders' approval by written consent in lieu of a special meeting. By eliminating the rights of shareholders to take action by written consent (without prior notice to the Board of Directors or other shareholders, and without calling the action for a vote of shareholders), NeoMedia's Board of Directors believes unwanted, surprise changes in the management and/or direction of the Corporation can be avoided, regardless of any sudden change in shareholdings. The Board of Directors believes that the foregoing will contribute to the overall consistency of the management and direction of the Corporation. In addition, the Board of Directors believes that the elimination of the ability of shareholders to take action by written consent, when coupled with the implementation of a staggered board of directors (See Proposal Two of this Proxy Statement), should provide a significant deterrent to individuals or groups who might otherwise attempt an unwanted, hostile takeover of the Corporation.



         If the shareholders of NeoMedia do not approve of the elimination of the ability of shareholders to take action by written consent, then no change to NeoMedia's Certificate of Incorporation reflecting the same will be made, and as a consequence, NeoMedia's shareholders will retain the right to take action by written consent pursuant to Delaware law.

         THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS THAT YOU VOTE "FOR" AN AMENDMENT TO NEOMEDIA'S CERTIFICATE OF INCORPORATION, TO ELIMINATE THE RIGHT OF SHAREHOLDERS TO TAKE ACTION BY WRITTEN CONSENT.

                  PROPOSAL FOUR - TO RATIFY THE APPOINTMENT OF
                       ARTHUR ANDERSEN, LLP AS INDEPENDENT
                      AUDITORS OF THE CORPORATION FOR 2000

                                    AUDITORS

         On June 7, 1999, NeoMedia announced that KPMG LLP (KPMG) would no longer act as independent auditors of the Company. In a letter dated May 28, 1999, received by the Company on June 1, 1999, KPMG resigned. Neither of KPMG's audit reports on the Company's financial statements for the two fiscal years ended December 31, 1998, and December 31, 1997, contained an adverse opinion or disclaimer of opinion, and no such report was qualified or modified as to audit scope or accounting principles. However, KPMG's opinion on the financial statements for 1998 contained a going concern uncertainty clause that indicated that the Company's consolidated financial statements were prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a significant accumulated deficit, and a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         During the Company's two most recent fiscal years ended December 31, 1998, and December 31, 1997, and the subsequent interim period through May 28, 1999, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of disagreement.

         On July 14, 1999, NeoMedia engaged Arthur Andersen, LLP as the Company's independent auditors, to audit the Company's financial statements for the fiscal year ending December 31, 1999. Arthur Andersen, LLP replaced KPMG, which had previously been engaged for the same purpose. The decision to name Arthur Andersen, LLP as the Company's replacement independent auditors was approved by the Company's Board of Directors on July 14, 1999.

         Following the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen, LLP as the independent auditors of the Corporation and its consolidated subsidiaries for the fiscal year ended December 31, 2000, subject to ratification by the shareholders. It is expected that a representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if desired and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS THAT YOU VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS INDEPENDENT AUDITORS OF THE CORPORATION FOR 2000.

                              STOCKHOLDER PROPOSALS
                   FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

         Any proposal of a stockholder intended to be presented at NeoMedia's 2001 annual meeting of stockholders must be received by the secretary of NeoMedia, for inclusion in NeoMedia's proxy statement and proxy relating to the 2001 annual meeting on or before March 3, 2001.

                         OTHER MATTERS TO BE ACTED UPON
                      AT THE ANNUAL MEETING OF STOCKHOLDERS

         The management of NeoMedia knows of no other matters to be presented at the Annual Meeting. Should any matter requiring a vote of the stockholders other than those listed in this Proxy Statement arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.


July 6, 2000                               ___________________________________
Fort Myers, Florida                        William E. Fritz, Secretary

                                   APPENDIX A

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                         OF NEOMEDIA TECHNOLOGIES, INC.

         NeoMedia Technologies, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "Company") DOES HEREBY CERTIFY:


         FIRST: That the Board of Directors of the Company has duly adopted resolutions setting forth proposed amendments to the Company's Restated Certificate of Incorporation, and has further directed that such amendments be submitted to the stockholders of the Company with the recommendation that the proposed amendments be approved and adopted. The resolutions setting forth the proposed amendments are as follows

                  RESOLVED, that Article IV, Section B of the Company's Restated Certificate of Incorporation be amended to include a new subparagraph 4, which subparagraph shall read as follows:

                           "4. The holders of Common Stock shall not have the
                  ability or the right to approve of or otherwise take action by written consent pursuant to Section 228 of Delaware General Corporation Law, as amended."

                  RESOLVED FURTHER, that the Company's Restated Certificate of Incorporation be amended to include a new Article XII, which shall read as follows:

                                      "XII


                           Effective as of the 2000 annual meeting of
                  Stockholders, the directors of the Corporation shall be divided into three classes, as nearly equal in number as possible, with respect to the times for which they shall severally hold office. The first class of Directors shall be referred to as "Class A Directors," and shall serve on the Corporation's Board of Directors for an initial term of three years. The second class of Directors shall be referred to as "Class B Directors," and shall serve on the Corporation's Board of Directors for an initial term of two years. The third class of Directors shall be referred to as "Class C Directors," and shall serve on the Corporation's Board of Directors for an initial term of one year. All Class A, Class B and Class C Directors shall, upon any subsequent election or re-election at any future annual meeting of the Corporation, serve on the Corporation's Board of Directors for a term of three years, regardless of the respective class' initial terms of office, until their successors have been duly elected and qualified.

                           The Corporation's stockholders may only remove a
                  Class A, Class B or Class C Director for cause, as that term is hereinafter defined. Cause to remove a Director shall be deemed to exist upon the occurrence of any of the following acts or events: (i) the given Director's gross negligence;
                  (ii) failure by said Director to perform his duties, or a material breach of any agreement made by said Director, which breach continues uncured for a period of thirty days after the given Director has received written notice thereof; (iii) embezzlement or conversion by the given Director of any funds of the Corporation or any client of the Corporation without the Corporation's consent; (v) the given Director's conviction of a felony; (vi) the given Director's adjudication as an incompetent; or (vii) the given Director's drug addiction. The stockholders' determination that cause exits for removing a Director shall be made in good faith and based upon reasonable evidence.

                           The Corporation's Board of Directors may amend the
                  Corporation's By-Laws as appropriate in order to have said By-Laws reflect, effectuate and remain consistent with the foregoing provisions of this Article XII."


         SECOND: That thereafter, pursuant to the resolutions of its Board of Directors, the foregoing resolutions were submitted to the stockholders of the Company at the Company's Annual Meeting of Stockholders on August 10, 2000, and that at said meeting, the Company's stockholders approved the resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended.

         THIRD: That said amendments to the Company's Certificate of Incorporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Company's Restated Certificate of Incorporation to be signed by its President, and attested by its Secretary, this __ day of August, 2000.

                                               NEOMEDIA TECHNOLOGIES, INC.


                                      By:      _________________________________
                                               William F. Goins III, President

Attest:


By:      _______________________________
         William F. Fritz, Secretary

REVOCABLE PROXY

                          NEOMEDIA TECHNOLOGIES, INC.

     The undersigned hereby appoints CHARLES W. FRITZ and CHARLES T. JENSEN and WILLIAM E. FRITZ, or any of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the 2000 Annual Meeting of shareholders and to vote all shares of common stock of NeoMedia Technologies, Inc. which the undersigned is entitled to vote if personally present at said meeting to be held at The Radisson otel, Lisle-Naperville; 3000 Warrenville Road, Lisle, IL 60532 on Thursday, August 10, 2000 at 9:30 a.m., and at all postponements or adjournments thereof upon the election of directors, the implementation of a staggered Board of Directors, the elimination of the ability of stockholders to take action by written consent, the appointment of Arthur Andersen LLP as independent auditors of the Company for 2000, and all other business as may properly come before the meeting with the powers the undersigned would possess if then and there personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4 LISTED ON THE REVERSE SIDE. PROXIES ARE GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                      PLEASE RETAIN THIS ADMISSION TICKET
                                    for the
                       Annual Meeting of Stockholders of
                          NEOMEDIA TECHNOLOGIES, INC.
                       Radisson Hotel - Lisle-naperville
                             3000 Warrenville Road
                                Lisle, Il 60532
                           Thursday, August 10, 2000
                    9:30 A.m. Central Daylight Savings Time

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

If you plan to attend the 2000 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card below.

Present the ticket to NeoMedia Technologies, Inc. representative at the entrance to the meeting room.

                Please Detach and Mail in the Envelope Provided

A    X    Please mark your
          votes as in this
          example.


                           FOR               WITHHOLD
                      all nominees          AUTHORITY
                         listed      to vote for all nominees
1.   ELECTION OF
     DIRECTORS:           [  ]                 [  ]
     The election of
     the following
     nominees to the Board of Directors unless otherwise indicated:

IN THE EVENT THE UNDERSIGNED WISHES TO WITHHOLD AUTHORITY FOR ANY PARTICULAR NOMINEE OR NOMINEES LISTED AT RIGHT, PLEASE SO INDICATE BY CLEARLY AND NEATLY LINING THROUGH OR STRIKING OUT THE NAME OF ANY SUCH NOMINEE OR NOMINEES.

The Directors recommend to vote for the election of all of the nominees for Director, for proposal 1, for proposal 2, an the proposal 4.

Nominees: A Hayes Barclay
          Robert T. Dural, Jr.
          Charles W. Fritz
          William E. Fritz
          William F. Goins
          Charles T. Jensen
          James J. Kell
          John A. Lopiano
          Paul Reece

                                                   FOR      AGAINST     ABSTAIN
2. To approve an amendment to the Company's
  Certificate of Incorporation, implementing a     [ ]        [ ]         [ ]
  staggered board of directors.

3. To approve an amendment to the Company's
  Certificate of Incorporation, eliminating the    [ ]        [ ]         [ ]
  ability of stockholders to take action by written consent.

4. To ratify the appointment of Arthur
  Andersen LLP as independent auditor of the       [ ]        [ ]         [ ]
  Company for 2000.

                                               I do not plan
            I plan to attend                   to attend the
            the meeting         [  ]           meeting          [  ]


Signature____________________ Signature____________________ Dated:________, 2000

Note: Please date and sign this ballot. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustees or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.